UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2016

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona		85254
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2016, in connection with the previously announced Restructuring Support Agreement to implement a proposed debt restructuring and recapitalization plan (the “Restructuring”), Nuverra Environmental Solutions, Inc. (the “Company”) entered into a Sixth Amendment to Amended and Restated Credit Agreement (the “ABL Facility Amendment”) by and among Wells Fargo Bank, National Association, as agent (“Agent”), the Lenders named therein (the “Lenders”), and the Company. The ABL Facility Amendment further amends the Company’s Amended and Restated Credit Agreement, dated as of February 3, 2014 (as amended, the “ABL Facility”). Among other terms and conditions, the ABL Facility Amendment amends the ABL Facility as follows:

•	Reduces the maximum revolver commitments from $125.0 million to $100.0 million;

•	Replaces the leverage ratio financial maintenance covenant with a new minimum EBITDA financial maintenance covenant that will be tested monthly;

•	Amends the definition of “EBITDA” for purposes of the financial maintenance covenant to provide allowances for certain unusual or non-recurring fees, costs and expenses;

•	Amends the definition of “Borrowing Base” (i) to set the eligible equipment advance rates based on net book value at 60% and on Net Orderly Liquidation Value (as defined in the ABL Facility) at 80% and (ii) to cap Borrowing Base availability attributable to eligible equipment at 75%;

•	Increases the default rate upon the occurrence and continuation of an event of default from 2% to 4%;

•	Increases the applicable margin on LIBOR Rate and Base Rate Loans (each as defined in the ABL Facility) and the unused line fee;

•	Eliminates the Company’s ability to voluntarily reduce the commitments without termination of the ABL Facility;

•	Requires the Company to apply proceeds from the Restructuring transactions and related agreements to pay down the ABL Facility;

•	Amends the definition of “Permitted Disposition” to permit certain additional dispositions; and

•	Amends certain definitions in connection with the Restructuring transactions, including “Change of Control”, “Permitted Indebtedness”, and “Permitted Liens”.

In addition, the Company agreed to certain make-whole fees that would be payable to the Lenders upon early termination of the ABL Facility as a result of acceleration, bankruptcy or otherwise, unless amounts outstanding under the ABL Facility are paid in full.

The foregoing description of the ABL Facility Amendment is only a summary and does not purport to be a complete description of the terms and conditions under the ABL Facility Amendment, and such description is qualified in its entirety by reference to the full text of the ABL Facility Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Sixth Amendment to Amended and Restated Credit Agreement, dated March 24, 2016, by and among the Agent, the Lenders, and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: March 29, 2016	By:	/s/ Joseph M. Crabb
Name: Joseph M. Crabb
Title: Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sixth Amendment to Amended and Restated Credit Agreement, dated March 24, 2016, by and among the Agent, the Lenders, and the Company